Exhibit 99.1

Release: IMMEDIATE                        Contact:  Bernard Patriacca - VP/CFO
                                                    (781) 862-4003





                      MACROCHEM COMPLETES PRIVATE PLACEMENT

     Lexington, MA, April 20, 2005 -- MacroChem Corporation (NasdaqSC: MCHM), announced today that it received approximately $815,000 in gross proceeds from a private placement of its securities to institutional investors and to certain executive officers and directors of the Company.

     In this private placement, MacroChem issued 2,731,705 shares of common stock and five-year warrants to purchase 1,365,852 shares of the company's common stock. The securities were sold in units, with each unit containing one share of common stock and a warrant to purchase one-half of a share of common stock. Institutional investors purchased 2,000,000 units at a purchase price per unit of $.25, with the accompanying warrants having an exercise price of $.35 per share. Certain of MacroChem's executive officers and directors purchased 731,705 units at a per unit purchase price of $.4305, with the accompanying warrants having an exercise price of $.52 per share. The Placement Agent for the transaction received a warrant to purchase 50,000 shares of the company's common stock at an exercise price of $.35 per share. The company has agreed to file a registration statement on Form S-3 covering the resale of the common stock sold and the shares issuable upon exercise of the warrants.

     The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless registered under the Securities Act or an applicable exemption from registration is available. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ABOUT MACROCHEM

     MacroChem is a specialty pharmaceutical company that innovates, develops and commercializes pharmaceuticals administered in novel ways, to treat important medical conditions. MacroChem is developing two products containing its patented enhancer, SEPA(R): Opterone(R), a SEPA-enhanced topical testosterone treatment for male hypogonadism; and EcoNail(TM), a SEPA-enhanced antifungal nail lacquer to treat a common and potentially debilitating nail infection known as onychomycosis. For more information on MacroChem, and its technology and products, please visit our website at: http://www.macrochem.com.
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FORWARD-LOOKING STATEMENTS

     With the exception of historical information contained in this press release, the matters described herein are forward-looking statements that involve risks and uncertainties. MacroChem's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed or referred to in the section entitled "Risk Factors" in MacroChem's Annual Report on Form 10-K, as well as those discussed elsewhere therein, and include, without limitation, risks regarding product development, the timing and results of clinical trials, the regulatory approval process, capital requirements, financial condition, patent protection and dependence on third parties for development and licensing arrangements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. MacroChem undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

         For more information visit our website, http://www.macrochem.com
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